EXHIBIT 10.1

THIS NOTE IS A CONTRACT FOR A SHORT-TERM LOAN, THIS LOAN AND INTEREST ACCRUED IS PAYABLE IN FULL AT MATURITY. SINCE BORROWER HAS SELECTED A PAYMENT SCHEDULE WHICH WILL NOT PAY THE LOAN IN FULL BY THE MATURITY DATE, BORROWER WILL NEED TO PAY A LUMP SUM, OR A BALLOON PAYMENT, WHICH WILL PAY OFF THE ENTIRE AMOUNT OF THE PRINCIPLE BALANCE OF THE LOAN AND ANY UNPAID INTEREST THEN DUE.

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND COMPANY RESTRICTIONS.

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, EVIO, Inc., a Colorado corporation, its successors and assigns (the “Company) promises to pay to the order of Leaf Detective LLC (“Holder”), in immediately available funds, the aggregate principal amount set forth below (the “Principal Amount in accordance with the terms of this Convertible Promissory Note (“Note”).

EFFECTIVE DATE: April 24, 2018

PRINCIPAL AMOUNT: $ 500,000.00

1.	PAYMENT. All unpaid principal shall be due and payable on the date twelve (12) months from the Effective Date hereof (“Maturity Date”). Payment shall be made at Holder’s address as directed by Holder in writing no less than ten (10) days prior to the Maturity Date solely through the delivery of the Company’s common stock pursuant to Section 6 of this Note.

2.	INTEREST. This Note shall bear no interest.

3.	PREPAYMENT. The Company may prepay this Note without penalty or premium.

4.	REORGANIZATION. In case of any consolidation or merger of the Company with or into any other corporation, entity or person, or any other corporate reorganization, in which the Company shall not be the continuing or surviving entity of such consolidation, merger or reorganization (any such transaction being hereinafter referred to as a “Reorganization”), the Company shall ensure that the surviving entity in any Reorganization specifically assumes the Company’s obligations under this Note.

5.	DEFAULT. The non-payment when due of any principal due pursuant to this Note or the breach of any material covenant or undertaking herein shall constitute an event of default under this Note. Upon the occurrence of any other event of default, and provided such Event of Default has not been cured by the Company within five (5) business days after written notice of its occurrence, Holder, may, by written notice to the Company, declare all or any portion of the unpaid Principal Amount due to Holder immediately due and payable. Holder shall also have all other remedies available under law and equity.

6.	CONVERSION UPON MATURITY. Upon the maturity of this Note, the unpaid Principal Amount of this Note shall be automatically converted into shares of the Company’s common stock (“Shares”) at a conversion price per share of $1.25. In the event the “Market Price” of the Company’s common stock is less than $1.25 on the Maturity Date, the Company will promptly pay Holder, in cash or cash equivalent, the difference between $1.25 and the Market Price per share converted. For purposes of this Note, “Market Price” is defined as the average of the lowest trading prices for the Company’s common stock as reported on the OTCMarkets.com, or any exchange upon which EVIO’s common stock may be traded in the future, for the five (5) trading days prior to the Maturity Date.

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a. Conversion Limit. Notwithstanding any other provision of this Note, Holder may not be issued any Shares in the Company that would cause Holder’s beneficial ownership (as defined by Section 13(d) of the Securities Exchange Act of 1934) of the Company to exceed 9.9% of its total issued and outstanding common or voting shares.

b. Stock Certificates. The Company shall promptly following the Maturity Date issue and deliver to Holder a certificate or certificates for the number of shares to which Holder shall be entitled pursuant to this Note. The Company shall transmit the certificates by messenger or overnight delivery service or electronic delivery, if possible. Upon delivery of the share certificates, this Note shall be automatically cancelled and of no further force or effect. Holder shall return this Note to the Company upon receipt of the share certificate(s) contemplated hereby.

c. Fractional Shares. No fractional Shares shall be issued upon conversion of this Note. In lieu of any fractional share to which Holder would otherwise be entitled, the Company shall round up to the nearest whole share of common stock.

7.	SUCCESSION AND ASSIGNABILITY. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Holder may not assign any of its rights, interests, or obligations hereunder without further approval from the Company.

8.	GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of law provisions.

9.	ATTORNEY’S FEES. In the event the Holder hereof shall refer this Note to an attorney to enforce the terms hereof, the Company agrees to pay all the costs and expenses incurred in attempting or effecting the enforcement of Holder’s rights, including reasonable attorney’s fees, whether or not suit is instituted.

10.	CONFORMITY WITH LAW. It is the intention of the Company and of Holder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration or maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the Principal Amount of this Note.

11.	WAIVER. Holder shall not be deemed to have waived any rights under this Note unless such waiver is given in a dated writing signed by Holder. No delay or omission on the part of Holder in exercising any right pursuant to this Note shall operate as a waiver of such right or any other right. A waiver by Holder of any provision of this Note or of any rights against any individual, entity or collateral shall not prejudice or constitute a waiver of strict compliance of any other provision of this Note by any other individual or entity. No prior waiver by Holder or course of dealing between Holder and any individual or entity collectively constituting the Company shall constitute a waiver of any rights of Holder or of any obligations pursuant to this Note.

12.	FURTHER ASSURANCES. The Company agrees to sign, deliver, and file any additional documents or certifications that Holder may consider necessary to perfect, continue, and preserve the Company’s obligations under this Note and to protect Holder’s rights hereunder.

IN WITNESS WHEREOF, the Company has executed and issued this Note as of above written date.

EVIO, Inc.

By:
Name:	William Waldrop
Title:	CEO

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